Exhibit 99.1
2026 Investor Day Metropolitan Bank Holding Corp. (NYSE: MCB) March 3, 2026

Disclosure This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook , business, share repurchases under the program, and dividend payments. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that are difficult to predict and are generally beyond our control and may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the following: a failure to successfully manage our credit risk and the sufficiency of our allowance for credit losses; changes in loan demand and declines in real estate values in the Company’s market area, which may adversely affect our loan production; borrower and depositor concentrations (e.g., by geographic area and by industry); the interest rate policies of the Federal Reserve and other regulatory bodies; general economic conditions, including unemployment rates, and potential recessionary and inflationary indicators, either nationally or locally, including the related effects on our borrowers and other clients, such as adverse changes to credit quality, and on our financial condition and results of operations; an unanticipated loss of key personnel or existing clients, or an inability to attract key employees; system failures or cybersecurity breaches of our information technology infrastructure and/or confidential information or those of the Company’s third-party service providers or those of our non-bank financial service clients for which we provide global payments infrastructure; failure to maintain current technologies or technological changes and enhancements that may be more difficult or expensive to implement than anticipated, and failure to successfully implement future information technology enhancements; emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or clients; the timely and efficient development of new products and services offered by the Company, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value and acceptance of these products and services by clients; the successful implementation or consummation of new business initiatives, which may be more difficult or expensive than anticipated; an unexpected adverse financial, regulatory, legal or bankruptcy event experienced by our financial service clients; unexpected increases in our expenses; changes in liquidity, including funding sources, deposit flows and the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; an unexpected deterioration in the performance of our loan or securities portfolios and our inability to absorb the amount of actual losses inherent in the portfolio; difficulties associated with achieving or predicting expected future financial results; different than anticipated growth and our ability to manage our growth; increases in competitive pressures among financial institutions or from non-financial institutions which may result in unanticipated changes in our loan or deposit rates; unexpected adverse impact of future acquisitions or divestitures; impacts related to or resulting from regional and community bank failures and stresses to regional banks, or conditions in the securities markets or the banking industry being less favorable than currently anticipated; changes in accounting principles, policies or guidelines may cause the Company’s financial condition or results of operation to be reported or perceived differently; legislative, tax or regulatory changes or actions, including changes and the potential for changes to regulatory policy and the promulgation of new laws and regulations following the inauguration of a new presidential administration, may adversely affect the Company’s business; unanticipated increases in FDIC insurance premiums or future assessments; the costs, including the possible incurrence of fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results; and the current or the potential impact on the Company’s operations, financial condition, and clients resulting from natural or man-made disasters, climate change, wars, military conflict, acts of terrorism, other geopolitical events, cyberattacks, and global pandemics, or localized epidemics as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which have been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Forward-looking statements speak only as of the date of this presentation. We do not undertake (and expressly disclaim) any obligation to update or revise any forward-looking statement, except as may be required by law. 2

Agenda 9:30 am Welcome Founder, President & CEO Mark R. DeFazio 9:45 am Technology and AI and Q&A EVP & Chief Operating Officer Dixiana M. Berrios FVP & Chief AI Officer Ali Abedini 10:30 am Payments and Deposits and Q&A EVP & Chief Business Development Officer Nick Rosenberg SVP & Group Director of EB-5 Division April Feely SVP & Group Director of EB-5 Division James Sozomenou EVP & Head of Retail Banking Laura Capra 11:30 am Break 11:45 pm Lending and Credit and Q&A EVP & Chief Lending Officer Scott Lublin SVP & Head of Commercial Lending Danny Tommasino SVP & Chief Credit Officer Norman Scott 12:45 pm Financials and Closing Remarks and Q&A EVP & CFO Daniel F. Dougherty Founder, President & CEO Mark R. DeFazio 1:30 pm Program Concludes 3

NYC-Based Relationship Commercial Bank

History of Profitable Growth…

- **Metropolitan Commercial Bank is a relationship-focused commercial bank in NYC** serving proven entrepreneurs in specialized lending verticals, supported by a branch-lite, technology-enabled model
- **Highly diversified banking franchise** with differentiated lending capabilities and a sticky, scalable deposit base
- **Relentless focus on maintaining best-in-class margins and efficiency** producing top tier profitability and earnings growth
- **Roll out of new fee income initiatives** built on existing areas of expertise to further enhance returns

Common equity raise positions MCB to immediately capture incremental growth opportunities:

- **Increases lending limit** to better meet demand from existing, proven borrowers
- **Maintain strong capital position** to support a growing balance sheet
- Capitalize on continued **dislocation in the NYC market**

…Focused on Serving Wealthy, Entrepreneurial Markets

Q4'25 Metrics

$8.3B
Total Assets

1.38%
ROAA

4.10%
Net Interest Margin

50%
Efficiency Ratio



Branch Offices: 8
Bronx
Great Neck
Upper East Side
Diamond District
Park Ave. HQ
Queens
Garment District / Time Square
New York
Brooklyn
Jamaica
Valley
Boro Park
Lakewood
Lakewood, NJ
West Palm Beach, FL[1]
Miami, FL[2]

Median Household Income Well-above National Avg. ($000)



$112.5
$86.9
New York
Nationwide Average

Strong Projected Household Income Growth ('26 – '31E)



13.6%
11.3%
New York
Nationwide Average

Member FDIC | Equal Housing Lender

Source: S&P Global Market Intelligence
1 West Palm Beach location plans to open as branch in 2Q 2026.
2 Miami, Fl location to begin operating as a branch in March 2026.

4

Modern Banking in Motion Core and Technology Modernization Initiative

The Journey to Modernization 2021-2022 Architecture & Vendor Selection 2 years of strategic planning 2023 Initiative Launch Modern Banking in Motion begins 2024-2025 Phased Implementation Payments, loans, and consumer digital April 2026 Final Phase Go-Live Core systems and commercial digital Moving beyond 20+ year old legacy systems to build a scalable, real-time, API-enabled platform that delivers next – generation digital experiences, supports long-term growth, and positions us to compete more effectively with larger banks 6

Legacy System Challenges • No commercial online account opening • Manual customer onboarding processes • Limited commercial client integrations • Restricted API capabilities • Disjointed customer journey • Limited complex loan boarding capability • Frequent system outages • Long payment transmission times • No automated workflows • Data governance and quality issues • Excessive manual input requirements • No real-time reporting capability • Unable to personalize customer journeys These limitations hindered growth, competitiveness, and customer satisfaction 7

Best-in-Breed Technology Stack Online Account Opening & Digital Banking Servicing & Contact Center Teller Operations Core Deposits & Customer Records Commercial Loan Servicing Omnichannel Payments Risk Management Data Warehouse Fully integrated, API-enabled ecosystem designed for growth Statement Processing 8

Transformative Benefits Seamless Digital Experience Online account opening integrated with digital banking eliminates friction points and improves customer conversion rates Enhanced Loan Operations Automated preboarding and servicing workflows streamline complex commercial lending API-First Architecture Fully enabled for third-party integrations and future partnerships Payment Excellence Reduced manual input with increased fraud review and faster transmission times Superior Customer Service Front-end servicing workflows improve quality control and customer experience Personalization at Scale Ability to customize journeys and significantly increase servicing capacity Modern technology delivering measurable growth, efficiency, and competitive advantage 9

Business Impact of Modernization Revenue & Growth Enablement • Improved product penetration through enhanced digital onboarding and cross-sell capabilities • Faster introduction of new products and features supported by API-enabled architecture Efficiency & Cost Discipline • Reduced manual processes across payments, onboarding, and servicing workflows • Improved operating leverage as volume scales without proportional headcount growth Risk, Control & Resiliency • Stronger data quality, governance, and real-time visibility • Improved system stability and operational resiliency compared to legacy platforms “Benefits represent expected directional impacts and operating leverage as the platform scales” Customer Economics • Lower customer acquisition costs driven by digital channels • Improved retention through faster, more consistent customer experiences Long-Term Value Creation • Scalable platform aligned with large-bank capabilities • Technology foundation designed to support sustainable growth and future partnerships 10

Implementation Milestones Completed Implementations • Finzly for ACH, Wires, and real-time payments • AFS for commercial loan servicing • eBankIT for consumer online account opening and digital banking with Alloy for risk management Final Phase: April 13, 2026 • Finxact core deposit system • Savana servicing with Alloy and contact center • Antuar teller platform • eBankIT commercial digital banking with Alloy • Snowflake for reporting with loan information • Finxact core deposit system 11

Project Phoenix: Infrastructure Transformation Strategic infrastructure investment supporting Modern Banking in Motion Data Center Expansion Expanded disaster recovery site and relocated primary data center Network Redesign Enhanced capacity, resiliency, and automation across the network Virtual Server Platform New platform with integrated replication and automatic failover Monitoring & Performance Implemented capacity and performance monitoring tools Branch Network Upgrade Upgraded infrastructure across all branch locations 12

Strategic Value Creation Business Expansion • Scalable, efficient platform for growth • Support for complex products • Enhanced integration capabilities • Future-ready architecture Operational Efficiency • Automated workflows • Reduced manual processes • Real-time data access • Improved system reliability Customer Experience • Seamless digital journeys • Faster service delivery • Personalized interactions • Reduced friction points Comprehensive modernization positions MCB for sustainable growth and long-term shareholder value 13

Modern Banking in Motion Modern Banking Platform Live: April 2026 14

Q&A 15

Artificial Intelligence From AI-Ready to AI-Native

From AI-Ready to AI-Native: Building a Client-First, Trustworthy AI-Powered Bank WHY AI, WHY NOW OUR APPROACH: GOVERNANCE-FIRST AI PRIORITY AI USE CASES STRATEGIC ROADMAP: 2026– 2028 AI ENABLEMENT & VALUE REALIZATION PROGRESS TO DATE Agenda 17

Why AI, Why Now

MCB has grown significantly — Revenue at ~18% CAGR, Assets at ~14% CAGR, Headcount at ~12% CAGR (2020-2025). AI enables us to scale operations without proportionally scaling headcount.

Operational Efficiency

Automate manual processes in credit underwriting, BSA/AML review, and document generation to free capacity for higher-value work

Risk & Compliance

Strengthen monitoring, detection, and reporting capabilities while meeting evolving regulatory expectations around AI governance

Competitive Position

Peer institutions are deploying AI at scale. MCB must act now to remain competitive while our governance-first approach provides a durable advantage

Member FDIC | EQUAL HOUSING LENDER

18

Our Approach: Governance-First AI Governance Framework AI Working Group (AIWG) with cross-functional representation from Risk, Legal, Compliance, IT, and business lines Trustworthy & Responsible AI Principles aligned to NIST AI RMF and banking regulations Three Lines of Defense model with clear accountability at every stage Formal intake and risk-tiering process for every AI use case — no exceptions Phased Horizon Approach Horizon 1 (2026–2027) Internal & assistive AI — employee-facing tools with no direct client impact. Faster deployment with standard controls. Horizon 2 (2027–2028) Client-facing & consequential AI — requires rigorous validation, fairness testing, human oversight, and Board visibility. 19

Priority AI Use Cases

Microsoft 365 Copilot

PILOT | Value: High

Smart drafting, meeting recaps, email summarization across the bank. Reduces manual busy-work and displaces shadow AI with a governed tool.

Pilot Q1'26 → Enterprise Q2-Q3'26

Credit Memo AI Generation

DEVELOPMENT | Value: High

Automates first-draft credit memos from annual reviews and term sheets, freeing underwriter capacity to process more loans.

Phase 1 Q2'26 → Phase 2 Q4'26

EDD/BSA Automation

PILOT | Value: Moderate

Auto-creates review forms for alerts, cases, and enhanced due diligence. Strengthens compliance efficiency in financial crimes monitoring.

Phase 1 Q1'26 → Phase 2 Q2'26

CoCounsel (Legal AI)

IN USE | Value: Moderate

Thomson Reuters AI chatbot for legal research and document summarization, reducing outside counsel spend significantly.

In Use

Moody's AML AI Screening

IN USE | Value: High

AI-powered negative news and PEP screening for BSA/AML, with faster, more accurate results.

In Use

Pipeline: 15+ additional use cases identified across lending, compliance, operations, and client service

Member FDIC | Equal Housing Lender

20

Strategic Roadmap: 2026–2028 2026 Governance framework fully operational M365 Copilot enterprise rollout Credit Memo & EDD/BSA pilots live AI team scaled Enterprise AI training launched Data classification framework complete 2027 Expand to more governed use cases AI team grows Horizon 2 client-facing pilots Digital employees introduced (governed) AI-native operations redesign begins All staff AI-fluent via training program 2028 Full AI team in place Up to 15 digital agents deployed client-facing AI in production AI-fluent employees (100%) End-to-end AI-native core workflows Continuous value optimization 21

AI Enablement & Value Realization Multi-Year, Disciplined Enablement Phased, Multi-year Commitment Focused on core talent, secure platforms, and governance-first enablement Material Value Creation Potential Meaningful value expected over the planning horizon Driven by productivity gains, risk reduction, and selective revenue enablement Net Positive Economic Impact Positive net contribution anticipated over time Value expected to exceed enablement costs as capabilities scale and mature. Value Realization Ramp 2026 Initial value realization begins 2027 Accelerating value realization 2028 Material, sustained value contribution Enablement Focus Area Primary Focus: Talent Supporting Focus: Platform& Infrastructure 22

Progress to Date

Governance

- AIWG stood up with operating guideline & RACI
- 4 AI Taskforces operational
- CAIO on key enterprise committees

Policies & Frameworks

- 9 TRAI Principles approved
- AI Acceptable Use Policy approved
- AI vendor framework integrated to TPRM

Risk & Controls

- AI Issue Log with accountability
- Data classification/tagging enhanced
- AI attestation process launched

Pipeline & Use Cases

- 15+ use cases identified
- Copilot intake completed by AIWG
- Credit Memo & EDD/BSA in development

People & Training

- Chief AI Officer hired (Aug 2025)
- 2 AI Scientists hired (Oct 2025 & March 2026)
- Columbia Exec Education (Jan 2026)

Member FDIC | EQUAL HOUSING LENDER

23

Key Takeaways 1 AI is not a concept at MCB — it's in active deployment with governance, staffing, and use cases underway 2 Governance-first approach aligned with regulatory expectations protects the franchise while enabling innovation 3 Phased horizon model manages risk: internal tools first, client-facing only after controls prove out 4 Projected multi-million dollar cumulative net value creation cover three years 5 AI enables productivity gains without commensurate workforce growth Metropolitan Commercial Bank — Building a Client-First, Trustworthy AI-Powered Bank 24

Q&A 25

MCB Investor Day Payments

A Brief History Of Differentiation At MCB… Over Two Decades • We have been able to generate and sustain scalable and efficient low-cost deposits and fee income via our payment settlement services • We have two decades of experience integrating with and meeting the specialty needs of non-bank financial service technology companies to provide digital financial services • We have been able to address their unique challenges • We can integrate and scale many different payment types • Our past performance positions us well to be competitive in the payments industry • We have established robust risk management processes to maintain relationships at scale. • We have the ability to evaluate and provide domestic payment services to foreign entities who have seen success in other markets and are looking to bring their experience, capital and products to the US market. 27

Target Market • US Opportunities • As well as established US entities we will also work with international companies who have been successful abroad, have appropriate management experience and are looking to break into the US market • Direct relationships • Offering Treasury, Corporate Account and Payment Processing delivered directly, not via third parties • Selective • Focused on established, experienced companies in regulated industries 28

29 • MCB’s payments capability has already been proven at scale: • Settling up to 107 million transactions per year • $2.5 billion DDA deposits • Generating over $20 million in fee income annually By The Numbers, Representing Past Experience

Flight Path… • We are entertaining opportunities that we are optimistic will exceed our prior performance • These are in highly regulated and licensed industries that require technology and payments solutions • Industries targeted include (but not limited to): - iGaming - Licensed Online Gambling - Licensed Sports Betting - Skill based games - Online pharma & telehealth The above are all regulated industries 30

Why Is This Beneficial? 31 RELATED TRANSACTION CLICK FEES DRIVE NON-INTEREST INCOME THE TRANSACTIONS DRIVE LOW-COST STICKY DEPOSITS

MCB Payments Settlement Capabilities • All transaction activity passes through the MCB Core Banking system and will be supported by scalable and efficient payment options powered by MCB • First mover advantage will allow early market share gains which will drive low cost sticky deposits and non-interest Income • MCB will deliver payment solutions to a very large and growing market • Go-live by Q4 2026 32

Q&A 33

MCB Investor Day EB-5

MCB’s EB-5 Vertical Background of the Team • Team of 7 dedicated EB-5 professionals • 2 SVP/Group Directors • 5 support team members • 60+ years of collective EB-5 experience • Long-standing reputation in EB-5 since ~2011 • Worldwide recognition of team members and MCBs name 35

Highlights of 2025 36 • $1.5 Billion of EB-5 investor capital intake through MCB • 4500+ transactions processed by MCBs EB-5 team • MCB saw 28% of market share of investments (based on trend of filings through the 3rd quarter, per IIUSA) • 100+ active projects on platform • 60+ independent regional center relationships • EOP vertical growth exceeded $189MM 2025 Total EB-5 Investment MCB Remaining Market Share $3.9B $1.5B

• $400MM rural offering in Big Sky, Montana – Residential, for-sale condominiums at the ultra exclusive Yellowstone Club, one of the most sought-after private clubs in the world. • Raise commenced in July 2023 and completed in September 2025 • $140MM offering in Miami, Florida – development and construction of the Four Seasons Residences in Miami. • Raise commenced in September 2023 and completed in October 2025 Notable Projects Completed 37

38 • Onboarded two of the largest infrastructure deals in EB-5 history: • $500MM USIF offering - Demolition, re-development and construction of mixed-use tower (Hyatt) located at 175 Park Avenue in New York City. Offering includes the MTA, RXR and TF Cornerstone • $180MM CanAm offering - construction, installation, and financing of the necessary structural piles, utilities, remaining and/or expanded remedial systems as well as roadway access and associated horizontal infrastructure on 157-acre site in Carson, California $1.5B Projects in the Market Now

• Trump Gold Card • Advocacy and lobbying efforts • 2026 projections • Expansion of overall market share of total EB-5 investments • Sustain and improve growth to align with historical growth strategy of 10-15% Current Events and Looking Ahead 39

Q&A 40

MCB Investor Day Retail Banking

Highly Diversified Deposit Verticals •Branch-lite model driven by technology integrations and high-quality service. •Highly selective branch openings in key markets where MCB already has a well-established position Data as of December 31, 2025 unless noted otherwise. Total Deposits $7.4B Total Deposits $7.4B 2.75% Cost of Deposits in 4Q 2025 >$1 Billion Deposits per Branch >$20 Million Deposits per FTE $1.4 Billion Deposit Growth in 2025 42

Strategically Located Banking Centers 43

Opening in Q2 2026 44

We target industries that are in possession of or have discretion over large sums of money. Diversification across deposit verticals is a key strategy for managing and reducing execution risk. $ millions, at year end 2024 2025 Growth ($) Growth (%) EB-5, Title & Escrow, Charter Schools $392 $648 $256 65.23% Municipal $858 $1,478 $620 72.30% Property Managers $1,217 $1,439 $222 18.29% Bankruptcy Trustees $305 $425 $120 39.32% Deposits from Loan Customers $1,108 $1,306 $199 17.93% Retail Deposits $2,053 $2,081 $28 1.36% Total Deposits $5,983 $7,377 $1,394 23.29%

Q&A 46

MCB Investor Day Lending & Credit

Portfolio Growth $2,140 $2,388 $2,840 $2,939 $3,147 $855 $1,296 $1,684 $1,962 $2,713 $654 $869 $1,051 $1,046 $872 $90 $76 $67 $104 $97 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2021 2022 2023 2024 2025 in millions Portfolio Growth 5-Year Trend Investment CRE Owner Occupied CRE C&I Consumer & 1-4 Family Principal Balance (in 000's) 2021 2022 2023 2024 2025 YoY change ($) (2024- 2025) YoY change (%) (2024- 2025) Investment CRE $2,140 $2,388 $2,840 $2,939 $3,147 $208 7.08% Owner Occupied CRE $855 $1,296 $1,684 $1,962 $2,713 $751 38.28% C&I $654 $869 $1,051 $1,046 $872 -$174 -16.63% Consumer & 1-4 Family $90 $76 $67 $104 $97 -$7 -6.73% Total $3,739 $4,629 $5,642 $6,051 $6,829 $778 12.86% 48

Loan Portfolio Growth and Diversification $6.8 billion Gross Loan Portfolio1, 2 December 31, 2025 | $ millions 1 Gross of deferred fees and unamortized costs. 2 Certain prior period amounts adjusted to conform to current presentation. 3 Excludes owner-occupied. 4 Mobile Home Parks, Residential Condos/Co-ops, Temporary Shelters, Religious Orgs., Parking Lots and Garages, Restaurants and Entertainment Facilities * Includes commercial real estate, multifamily and construction loans. Diversified Loan Portfolio December 31, 2025 Average 4Q 2025 Yield: 7.32% CRE/RBC ratio3: 377% 49

Relationship-Based CRE Lending Target Market • New York metropolitan area real estate entrepreneurs with a net worth in excess of $50 million • Primarily concentrated in the New York MSA • Well-diversified across multiple property types Composition by Type December 31, 2025 Total CRE loans: $5.9 billion Vast majority of loans are originated through direct relationships or existing client referrals. Key Metrics December 31, 2025 • Weighted average LTV of 62% • Owner Occupied – 46% Composition by Region December 31, 2025 50

MCB Approved as HUD 232 MAP/Lean Healthcare Lender MCB is pleased to announce its approval by the U.S Department of Housing and Urban Development (HUD) as a MAP/LEAN lender under the Section 232 Healthcare Mortgage Insurance Program. This designation authorizes MCB to originate, underwrite, and service FHA-insured loans for skilled nursing, assisted living, and other senior housing facilities nationwide. This approval represents a significant milestone in MCB’s strategic expansion into long-term healthcare financing. As a HUD 232 MAP/LEAN lender, MCB can now provide borrowers with access to long-term fixed-rate, non-recourse financing solutions backed by FHA insurance, supporting the development, acquisition, and refinancing of critical senior care infrastructure. MCB remains committed to delivering specialized capital solutions and building long-term partnerships with healthcare operators and sponsors across the country. Strategic Advantages of Becoming a HUD 232 Lender include: • New, recurring fee driver – HUD off balance sheet loans generate origination, underwriting, placement, and servicing fees creating a stable countercyclical non-interest income stream tied to long-term, government backed financing. • Deepens and expands client relationships – Offering HUD 232 financing positions the bank as a full capital partner to skilled nursing, assisted living, and board-and-care operators, opening the door to treasury management and working capital lines to compliment the product. • Drives meaningful deposit growth – Healthcare operators financed through HUD structures typically maintain operating, payroll, and reserve accounts, increasing low-cost core deposits and strengthening overall liquidity. • Strategic differentiation in competitive markets – HUD 232 approval is operationally complex and compliance-intensive; having this capability sets MCB apart from regional competitors while enhancing brand credibility in the healthcare vertical. 51

Expertise in Specific Verticals Drive C&I Lending Target Market December 31, 2025 Total C&I Loans: $872mm • Middle market businesses with revenues up to $400 million • Well-diversified across industries Key Metrics • Strong historical credit performance - Pledged collateral and/or personal guarantees from high-net- worth individuals support most loans - Target borrowers have strong historical cash flows, and good asset coverage C&I Portfolio1 December 31, 2025 | $ millions C&I Composition December 31, 2025 1) Certain prior period amounts adjusted to conform to current presentation 52

Healthcare Overview Healthcare Spending and GDP Trends Healthcare Spending as a Percentage of GDP in the US •Dominating GDP: Healthcare spending has consistently grown as a percentage of GDP for decades. It currently sits at around 17-18% of GDP. This means close to a fifth of our entire economic output goes to healthcare expenses. •US Healthcare spending grew 7.2% to $5.3T in 2024. 1 •Of that $4.5T, Nursing Care Facilities comprised of over $220B in 2024. 1 •Factors Driving High Spending: • Expensive advanced technologies • Administrative complexity (billing, insurance, etc.) • High drug costs • Fee-for-service payment models (rewarding volume over outcomes) • Aging population • CMS Projections: The Centers for Medicare and Medicaid Services (CMS) projects that by 2031, healthcare spending will reach approximately 19.6% of GDP. • The One Big Beautiful Bill (OBBB): MCB research shows that the bill will have a limited impact on SNF operators. The Trump Administration advocated for $880 billion cuts over a decade, however the OBBB focuses on sectors other than skilled nursing. 2 1) Centers for Medicare and Medicaid CMS National Health Expenditure Fact Sheet 2) Zimmet Healthcare Services 53

US Aging Population 2010 Population 2024 Population Percentage Change 309,327,143 340,110,988 + 10% Demographic Shifts  The need for nursing and residential care facilities is underscored by the large subset of the population that has reached advanced age, as older people can lose the ability to live independently.  Nursing and residential care facilities are critical for people over 65.  The number of Americans ages 65 and older is projected to increase from 61 million in 2024 to 82 million by 2050 (a 47% increase), and the 65-and-older age group’s share of the total population is projected to rise from 18% to 23%. 1 24.00% 36.50% 26.50% 13% 2010 Under 18 18-44 45-64 65+ 21.50% 24.50% 36% 18% 2024 Under 18 18-44 45-64 65+ 54 1) Centers for Medicare and Medicaid CMS National Health Expenditure Fact Sheet

Diversified Healthcare Portfolio Overview December 31, 2025 • Active in Healthcare lending since 2002 with no realized losses since entering this space and no deferrals during the pandemic. • CRE – Skilled Nursing Facilities (“SNF”) – average LTV of 70%. • Highly selective regarding the quality of SNF Operators that we finance. • Borrowers are very experienced operators that typically have more than 1,000 beds under management and strong cash flows. Many further supported by vertically integrated related businesses. • Loans are made primarily in “certificate of need” states which limits the supply of beds and supports stable occupancy rates. • New York had Medicaid reimbursement rate increases of 4.4% and 7.5% in 2024 and 2023, respectively.1 • Florida had Medicaid reimbursement rate increase of 8.0% in 2024, with an additional 8% in 2025.1 Healthcare Composition | December 31, 2025 Total Healthcare Loans: $2.8 billion CRE Skilled Nursing Facility Exposure by State December 31, 2025 Total CRE SNF Loans: $2.5 billion 1) Zimmet Healthcare Services 55

Skilled Nursing: Essential Care with Durable Demand Our track record - no losses in more than 20 years lending to the industry. Industry Depth – MCB has over 45 years of experience combined across healthcare lenders and healthcare credit underwriters. Diversification of facilities – 285 facilities in our portfolio including different types such as assisted living and memory care facilities. Geographic Diversification – By financing SNFs in different regions and states, MCB reduces its exposure to localized risks. Proven Track Record – Long-standing operators and strong GCF. Operators with decades of experience. Majority of loan exposure is full recourse to substantial owner/operators. Medicare/Medicaid – Government funded HC programs, providing a stable and consistent source of payment for SNFs. Heightened Due Diligence – 3rd party performs a robust review of the SNF portfolio annually, focusing on underwriting, financial performance and trends, covenant tracking and risk rating accuracy and outlook for all loans. - MCB invests in STARPRO, a SNF analytics platform that aggregates CMS and Medicare data into customizable dashboards to track facility performance, quality measures, staffing, compliance risks, and financial trends. 56 Zero losses and no delinquencies across SNF portfolio

• Robust Credit Underwriting - Credit independent from Lending - Dedicated teams of highly experienced credit underwriters (CRE, C&I and Healthcare) • Disciplined Credit Approval - Credit and Lending Officer Dual Approval - Credit Committee – CCO, DCCO, CEO, CLO & CFO (Board observers) • Strong Portfolio Oversight - Monthly Portfolio Review Committee chaired by CCO - Quarterly Asset Recovery Group Committee chaired by Head of SA - Quarterly Commercial Portfolio Review presented to the Board - Monthly Management Reporting – e.g. Industry Segment Exposures, Past Due Payments, Watch, Criticized & Classified Loans • Independent Loan Reviews - 3rd party undertakes quarterly loan reviews (65% of portfolio) - 3rd party review of the SNF portfolio annually - Credit completes annual loan reviews and risk rating assessments • Stress Testing - 3rd party undertakes multi-scenario credit stress testing twice per annum - Ad hoc industry segment stress testing by Credit & Portfolio Management Credit Risk Management 57

Q&A 58

MCB Investor Day Financials 2025 Recap and FY26 Guidance

Offering Summary Net Proceeds $169.6 million Price $85.00 per share Shares 2.1 million Closing February 27, 2026 Offering Type Follow-on Security Common stock Use of Proceeds General corporate purposes, organic growth Lock-Up Period 90 days EPS Breakeven Expected by 4Q27 Book Value/Share Dec. pro-forma $74.06 (vs. $72.69 actual) Select Capital Ratios1 Dec. pro-forma CET 1 increases from 10.7% to 13.1% TCE/TA increases from 8.9% to 10.7% 1 Capital ratios for holding company as of December 31, 2025. TCE/TA is a non-GAAP financial measure. See reconciliation to GAAP measure on page 76 of this presentation

A 26-year history of outstanding performance – Led by a founder and poised for growth Key Takeaways High performance commercial bank model *Proven execution through various business cycles (including systemic stress) Capital raise to support continued organic growth *No balance sheet restructuring contemplated *No M&A contemplated *No share buy-backs planned (used primarily to support market dislocation) Focused execution on the expansion of our business model will generate strong returns *Leveraging new capital with continued price discipline will drive top-tier financial returns *Complimentary initiatives will enhance financial performance Our investments in technology, digital banking and risk management are scalable and strengthen the rails on which we will operate 61

Financial Performance Outpacing Peers Since 2017 IPO Pre-tax, pre-provision net revenue⁴ CAGR¹ 2017-2025Q3 Deposits CAGR1 , 1* 2017–2025Q3 Loans CAGR1 , 1* 2017–2025Q3 Share price performance since IPO5 November 7, 2017 Tangible book value per share⁴ CAGR¹ 2017–2025Q3 Earnings per share CAGR¹ 2017–2025Q3 MCB KRX Index² Source: FactSet, S&P Global Market Intelligence. 1 CAGR from December 31, 2017 through September 30, 2025. 1* KRX and NYC Middle Market-Banks include growth resulting from acquisitions. 2 KRX Index represents median performance of the KBW Regional Banking Index constituents. 3 Includes CNOB, DCOM, OCFC, PFS and VLY. 4 Non-GAAP financial measure. See reconciliation to GAAP measure on page 76 of this presentation 5 Performance since November 7, 2017 (MCB offering price of $35.00 per share) through January 8, 2026. 62

Well Managed Net Interest Margin Net Interest Margin Analysis Estimated Sensitivity of Annual Net Interest Income December 31, 2025 Net Interest Income $ millions 1 Represents effective average daily Fed Funds rate. 63

Drivers of Long-term Shareholder Value • Differentiated Commercial Banking Model • Thick Margins on Niche Lending verticals • Branch-light Funding Model • Proven Track Record of Risk Controlled Growth and Profitability • Investments in Technology and Risk Management Provide Competitive Advantage • Disciplined Capital Management • Increasing and Sustainable Operating Leverage Net Interest Income $303mm ↑20% vs 2024 2025 Results EPS $6.62 ↑12% vs 2024 ROATCE 15.8% (4Q25) TBV/Share $72.69 ↑13% vs 2024 NCO/Avg Loans 0.06% NIM 4.10% (4Q25) ROAE 15.6% (4Q25) BV/Share $73.66 ↑13% vs 2024 64 1 1 1. See reconciliation to GAAP measure on page 76 of this presentation.

2026 Guidance Update Category Original Guidance Updated Guidance (Post secondary offering) Loan Growth $800M in ‘26 (~12%) $1,000M in ‘26 (~15%) Deposit Growth All loan growth funded with deposits No change Net Interest Income Growth $365M in ‘26 (+20% vs. ‘25 actual) NIM 4.10% for full year ‘26 4.10% - 4.15% for full year ’26 Non-Interest Income Growth 5% - 10% in ’26 vs. ‘25 actual No change Non-Interest Expense $189M - $191M for full year ’26 (includes $3M MBIM, $1M Premises & $6 million deposit fee growth) No change Efficiency Ratio ~50% for full year ’26 (~5.9% decrease vs. ‘25 actual) ROATCE 15+% by 4Q26 13+% by 4Q26 (15+% by late 2027 as capital is more fully leveraged) 65

Investment Highlights Relationship-based commercial bank with a proven track record of robust organic growth, strong margins and profitability, which will be further enhanced by growth-oriented common equity raise Led by a proven, entrepreneurial management team with deep commercial banking expertise and a long history of shareholder value maximization Differentiated CRE and C&I lending capabilities serving clients with long-standing relationships Conservative credit culture, disciplined underwriting and rigorous risk management, backed by sophisticated and proven sponsors Recent investments in technology and artificial intelligence to further enhance scalability and efficiency, delivering strong returns Well-established, diversified deposit base across key verticals, with proven growth and stability 66

Q&A 67

MCB Investor Day Meet Our Team

Our Team Mark R. DeFazio, Founder, President & Chief Executive Office Mark R. DeFazio is President, Chief Executive Officer and a Founder of Metropolitan Bank Holding Corp. (the Company) and Metropolitan Commercial Bank (the Bank). Under Mr. DeFazio’s leadership, the Bank has grown its assets from $8 million to more than $7 billion as of December 31, 2021. Prior to founding Metropolitan, Mr. DeFazio served for 13 years with Israel Discount Bank of New York, rising to the position of Senior Vice President and Head of Commercial Real Estate. Mr. DeFazio began his banking career in 1982 at Richmond County Savings Bank, where he held positions in operations, audit and real estate lending. Dixiana M. Berrios, Executive Vice President & Chief Operating Officer Dixiana M. Berrios is Executive Vice President and Chief Operating Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank. Before joining Metropolitan in 2020, Ms. Berrios served as Executive Vice President and Director of Bank Operations of Amalgamated Bank, New York, NY, from 2011 until 2020. Prior to her employment with Amalgamated Bank, Ms. Berrios served in several roles for Sterling National Bank from 1996 until 2011, including Senior Vice President and Director of Bank Operations at the time of her departure. Ms. Berrios holds a Bachelor of Arts in Political Science from The University of Alabama in Huntsville, AL, and a Master of Arts from The Fletcher School of Law and Diplomacy at Tufts University, Medford, MA. 69

Our Team Norman Scott, Senior Vice President & Chief Credit Officer Daniel F. Dougherty , Executive Vice President & Chief Financial Officer Daniel F. Dougherty is Executive Vice President and Chief Financial Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank. Mr. Dougherty joined Metropolitan Commercial Bank in July 2022 as First Vice President and Treasurer, bringing a distinguished 25-year banking career with significant roles at local and national banks. His prior positions include Executive Vice President and Treasurer at Investors Bank, Senior Vice President and Treasurer at Astoria Bank, Senior Vice President and Assistant Treasurer at Israel Discount Bank of New York, and Portfolio Manager positions at North Fork Bancorporation and GreenPoint Financial Corp.He holds a Bachelor of Arts degree in Economics and Business from Stony Brook University, a Master of Business Administration degree in Finance from St. John’s University, and a Chartered Financial Analyst (CFA) charter from the CFA Institute. Mr. Dougherty is also an active member of the CFA Society of New York. 70 Norman Scott has served as Senior Vice President and Chief Credit Officer since September 2021. He previously held a series of leadership positions at Lloyds Banking Group from 2009 to July 2021, most recently as Head of Corporate Credit for North America. Earlier in his career, Mr. Scott spent several years with Bank of Scotland in the UK, developing broad expertise across credit, commercial banking, and corporate banking. With more than 35 years of experience in the banking industry, including over two decades in the United States and more than 20 years specializing in Credit, Mr. Scott brings deep technical knowledge and strategic insight to his current role. He leads the Bank’s Credit team, oversees credit strategy and policy, ensures disciplined underwriting practices, and provides strong oversight of the commercial portfolio performance. Mr. Scott is a Member of the Chartered Institute of Bankers in Scotland and holds a bachelor’s degree in Banking and Finance

Our Team Laura Capra, Executive Vice President & Head of Retail Banking Laura Capra is Executive Vice President and Head of Retail Banking at Metropolitan Commercial Bank. Ms. Capra joined the Bank in 2012. Prior to joining Metropolitan Commercial Bank, Ms. Capra was a Senior Vice President, District Executive at Sovereign/Santander Bank from 2006 until 2012. Ms. Capra’s 25 years of experience strongly support her current responsibilities, which include leading and managing the Bank’s retail network and implementing strategies to achieve deposit growth, improved profitability, and operational efficiency while providing a best-in-class customer experience. Ms. Capra spent the early years of her career with Independence Community Bank, where Ms. Capra was responsible for spearheading the expansion of its retail banking network throughout Manhattan. Ms. Capra attended Middlesex County College, Edison, NJ. 71

Our Team 72 Nick Rosenberg, Executive Vice President & Chief Business Development Officer Nick Rosenberg has served as Executive Vice President and Chief Business Development Officer since June 2024. He previously served as Executive Vice President and Head of Global Payments from October 2018 to June 2024. Mr. Rosenberg joined the Company in 2001 and served as Executive Vice President and Chief Technology Officer from 2001 through October 2018. He is formally accredited as a Chartered Engineer and Member of the Institute of Engineering and Technology (UK) and Institute of Electrical and Electronics Engineers (USA). Mr. Rosenberg completed a postgraduate thesis in Development in Engineering and Technology and holds a BSc with Honors from the Open University (UK).

73 James Sozomenou, Senior Vice President & EB-5 Group Director James Sozomenou serves as the Senior Vice President and Group Director at Metropolitan Commercial Bank, where he co-leads the EB-5 Division. With ten years of experience in EB-5 banking, he has established himself as a thought leader and expert in the field. Drawing on his background in business, James oversees the Business Development aspect of the division. He is a prominent figure at EB-5 conferences, frequently participating as a keynote panelist, and actively advocates for the industry on Capitol Hill. April Feely, Senior Vice President & EB-5 Group Director As Senior Vice President and Group Director, April Feely co-leads the EB-5 Division at Metropolitan Commercial Bank. With over 22 years of banking experience, April has dedicated 15 years to the EB-5 industry. Prior to joining MCB, April began her journey in EB-5 at the former Signature Bank, where she was directly involved in launching the EB-5 platform circa 2011. She has taken part in some of the largest and most notable projects in the country and continues to oversee and manage client services and operations of the EB-5 Division at MCB. Before her almost 14-year tenure at Signature Bank, her career in banking commenced at HSBC Bank. Simultaneously, she earned her Bachelor of Arts degree at the State University of New York at Buffalo. Our Team

Our Team 74 Scott Lublin, Executive Vice President & Chief Lending Officer Scott Lublin is Executive Vice President and Chief Lending Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank. He is responsible for managing the Bank’s Commercial Real Estate and Commercial Lending groups and for the strategic development and implementation of its lending products and services. Mr. Lublin has more than 30 years of experience in banking, primarily focused on commercial real estate lending. Prior to joining Metropolitan, Mr. Lublin was an Executive Vice President at BankUnited, where he managed their NYC commercial real estate lending group. He also served as Senior Vice President of Commercial Real Estate with Metropolitan Commercial Bank from 2008 until 2013. Before that, Mr. Lublin served as an Administrative Vice President of M&T Bank’s commercial real estate group. He holds a Master of Business Administration degree from Fordham University and a Bachelor of Science degree from SUNY Buffalo. Danny Tommasino, Senior Vice President & Group Head of Commercial Lending Danny Tommasino is a highly accomplished finance professional with over 20 years in banking and 15 years of experience specializing in healthcare lending. Currently serving as the Senior Vice President, Group Head of Commercial Lending at Metropolitan Commercial Bank, he leads a team dedicated to providing innovative financial solutions tailored to the unique needs of businesses. Danny holds an MBA in Finance, providing him with a strong theoretical foundation alongside practical skills that enhance his strategic approach to commercial lending. Additionally, he has earned a certificate in Credit Analysis from NYU, further solidifying his proficiency in risk assessment and portfolio management. In his previous roles at Citi and PNC, Danny developed a keen understanding of market trends and lending practices, positioning himself as a trusted advisor within the finance community. He is actively engaged in professional networking and development, continually seeking to expand his knowledge and share insights with fellow finance professionals.

Our Team Ali Abedini serves as Metropolitan Commercial Bank's inaugural Chief AI Officer, responsible for building the Bank’s Office of Artificial Intelligence and advancing a safe, explainable, and trustworthy AI program that strengthens risk management, operational efficiency, and client service. Prior to joining MCB, Ali spent ten years at TD Bank as SVP, Head of Advanced Analytics & AI, where he scaled enterprise analytics and AI capabilities and delivered 166 AI/ML solutions across credit, fraud, compliance, and customer experience under U.S. prudential supervision. He also co-led 2023 TD Bank’s OCC AI/ML examination, providing direct experience with supervisory expectations for model governance, explainability, and controls for high-impact AI use cases. Ali served as a Principal Investigator for the NIST AI Safety Institute Consortium, contributing to standards informing responsible AI adoption. He brings ~20 years of experience across financial services, consulting, and the public sector, with expertise in quantitative risk modeling, Geo-AI, and analytics commercialization. Ali holds a Ph.D. in Public Policy (quantitative risk modeling) from the University of Delaware. At MCB, he established the AI Working Group (AIWG), a cross-functional governance forum spanning Risk, Technology, Legal, Compliance, HR, and business leaders, and supports workforce upskilling initiatives, including MCB’s Columbia Executive Education program. His team is executing a prioritized use-case portfolio to drive significant value creation over three years Ali Abedini, Ph.D. First Vice President, Chief Artificial Intelligence Officer 75

Reconciliation of GAAP to Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this presentation includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company's operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings presentation to the comparable GAAP measures are provided in the accompanying tables.

			For Year Ending								
$ thousands, except per share data	**Q4 2025**	**Q3 2025**	**2025**	**2024**	**2023**	**2022**	**2021**	**2020**	**2019**	**2018**	**2017**
Average assets	$ 8,319,679	$ 7,964,712	$ 7,880,760	$ 7,293,445	$ 6,506,614	$ 6,621,631	$ 5,724,230	$ 3,863,013	$ 2,846,959	$ 1,951,982	$ 1,524,202
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$ 8,309,946	$ 7,954,979	$ 7,871,027	$ 7,283,712	$ 6,496,881	$ 6,611,898	$ 5,714,497	$ 3,853,280	$ 2,837,226	$ 1,942,249	$ 1,514,469
Average equity	$ 735,722	$ 731,281	$ 732,611	$ 694,154	$ 621,006	$ 578,787	$ 413,212	$ 320,617	$ 282,604	$ 251,030	$ 133,462
Less: Average preferred equity	—	—	—	—	—	—	4,585	5,502	5,502	5,502	5,502
Average common equity	735,722	731,281	732,611	694,154	621,006	578,787	408,627	315,115	277,102	245,528	127,960
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$ 725,989	$ 721,548	$ 722,878	$ 684,421	$ 611,273	$ 569,054	$ 398,894	$ 305,382	$ 267,369	$ 235,795	$ 118,227
Total assets	$ 8,255,716	$ 8,234,430	$ 8,255,716	$ 7,300,749	$ 7,067,672	$ 6,267,337	$ 7,116,358	$ 4,330,821	$ 3,357,572	$ 2,182,644	$ 1,759,855
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible assets	$ 8,245,983	$ 8,224,697	$ 8,245,983	$ 7,291,016	$ 7,057,939	$ 6,257,604	$ 7,106,625	$ 4,321,088	$ 3,347,839	$ 2,172,911	$ 1,750,122
Total Equity	$ 743,112	$ 732,040	$ 743,112	$ 729,827	$ 659,021	$ 575,897	$ 556,989	$ 340,787	$ 299,124	$ 264,517	$ 236,884
Less: preferred equity	—	—	—	—	—	—	—	5,502	5,502	5,502	5,502
Common Equity	743,112	732,040	733,379	729,827	659,021	575,897	556,989	335,285	293,622	259,015	231,382
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$ 733,379	$ 722,307	$ 733,379	$ 720,094	$ 649,288	$ 566,164	$ 547,256	$ 325,552	$ 283,889	$ 249,282	$ 221,649
Tangible common equity (book value) divided by:	$ 733,379	$ 722,307	$ 733,379	$ 720,094	$ 649,288	$ 566,164	$ 547,256	$ 325,552	$ 283,889	$ 249,282	$ 221,649
Tangible assets	$ 8,245,983	$ 8,224,697	$ 8,245,983	$ 7,291,016	$ 7,057,939	$ 6,257,604	$ 7,106,625	$ 4,321,088	$ 3,347,839	$ 2,172,911	$ 1,750,122
Tangible common equity (book value) to Tangible assets ratio	8.9%	8.8%	8.9%	9.9%	9.2%	9.0%	7.7%	7.5%	8.5%	11.5%	12.7%
Net income divided by:	$ 28,857	$ 7,119	$ 71,098	$ 66,686	$ 77,268	$ 59,425	$ 60,555	$ 39,466	$ 30,134	$ 25,554	$ 12,369
Average tangible common equity	$ 725,989	$ 721,548	$ 722,878	$ 684,421	$ 611,273	$ 569,054	$ 398,894	$ 305,382	$ 267,369	$ 235,795	$ 118,227
Return on average tangible common equity*	15.8%	3.9%	9.8%	9.7%	12.6%	10.4%	15.2%	12.9%	11.3%	10.8%	10.5%
Common shares outstanding	10,088,617	10,382,218	10,088,617	11,197,625	11,062,729	10,949,965	10,920,569	8,295,272	8,312,918	8,217,274	8,196,310
Book value per share (GAAP)	$ 73.66	$ 70.51	$ 73.66	$ 65.18	$ 59.57	$ 52.59	$ 51.00	$ 40.42	$ 35.32	$ 31.52	$ 28.23
Tangible book value per share (non-GAAP)[1]	$ 72.69	$ 69.57	$ 72.69	$ 64.31	$ 58.69	$ 51.70	$ 50.11	$ 39.25	$ 34.15	$ 30.34	$ 27.04
Total Revenue (GAAP)[2]	$ 88,408	$ 79,838	$ 315,106	$ 276,913	$ 250,739	$ 255,751	$ 180,698	$ 141,924	$ 108,239	$ 83,177	$ 63,382
Less: Non-interest expense	44,381	45,794	176,005	173,575	131,538	148,737	87,312	74,518	59,955	43,471	32,745
Less: Gain (loss) on sale of securities	674	—	674	—	—	—	609	3,286	—	(37)	—
Pre-tax, pre-provision net revenue	$ 43,353	$ 34,044	$ 138,427	$ 103,338	$ 119,201	$ 107,014	$ 92,777	$ 64,120	$ 48,284	$ 39,743	$ 30,637

*Periods less than one year are annualized.

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